                                                                    Exhibit 12.1




                         Key Production Company, Inc.

        Statement of Computation of Ratios of Earnings to Fixed Charges

                                                                                  Years Ended December 31,
                                       Quarter Ended      -------------------------------------------------------------------------
                                       March 31,1999      1998             1997             1996           1995             1994
Earnings:

 Pretax income                             943,698       7,412,044       15,638,684       12,870,953      3,771,061       4,747,282
 Plus: Fixed charges excluding
        capitalized interest               662,118       1,341,292          720,539          678,698        263,209         137,329
                                        ----------      ----------       ----------       ----------     ----------      ----------
                                         1,605,816       8,753,336       16,359,223       13,549,651      4,034,270       4,884,611
                                        ==========      ==========      ===========       ==========     ==========      ==========


Fixed Charges:

 Interest expensed including               961,806       2,751,575        1,718,168        1,349,338        827,700         445,537
  capitalized interest                       3,106          12,006           14,836           11,825          9,109             936
 Amortization of debt expense          -----------      ----------       ----------       ----------      ---------      ----------
                                           964,912       2,763,581        1,733,004        1,361,163        836,809         446,473
                                       ===========      ==========       ==========       ==========      =========      ==========



Ratio of earnings to fixed charges            1.66            3.17             9.44             9.95           4.82           10.94
                                              ====            ====             ====             ====           ====           =====